Exhibit 99.3

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Financial Statements

(unaudited)

On August 27, 2014, Liberty Interactive Corporation (“Liberty” or the “Company”) completed the distribution to the stockholders of Liberty shares of a wholly-owned subsidiary, Liberty TripAdvisor Holdings, Inc. (‘‘TripCo’’), which held the subsidiaries TripAdvisor, Inc. (‘‘TripAdvisor’’) and BuySeasons, Inc. which includes the retail businesses BuyCostumes.com and Celebrate Express (‘‘BuySeasons’’) (the ‘‘Trip Spin-Off’’), both of which operate as standalone operating entities. The transaction was effected as a pro-rata dividend of shares of TripCo to the stockholders of Series A and Series B Liberty Ventures common stock of Liberty.

The following unaudited condensed pro forma consolidated financial statements have been prepared giving effect to the Trip Spin-Off as if it occurred as of December 31, 2013 and June 30, 2014 for the condensed pro forma consolidated balance sheets and January 1, 2013 for the condensed pro forma consolidated statements of operations.  The unaudited condensed pro forma consolidated financial statements do not purport to represent what Liberty's financial position actually would have been had the Trip Spin-Off occurred on the dates indicated or to project Liberty's operating results for any future period.  The unaudited condensed pro forma consolidated financial statements should be read in conjunction with the publicly available information of Liberty, including the Form 10-K, as filed on February 28, 2014 with the Securities and Exchange Commission (the “SEC”) and the Form 10-Q as filed on August 5, 2014 with the SEC.

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Balance Sheet

December 31, 2013

(unaudited)

	Liberty	Less:	Liberty
	Interactive	TripCo	Interactive
	historical (1)	historical (2)	pro forma
Assets
Cash and cash equivalents	$ 1,256	354	902
Other current assets	3,170	289	2,881
Investments in available-for-sale securities	1,501	188	1,313
Investments in affiliates, accounted for using the equity method	1,237	--	1,237
Property and equipment, net	1,247	39	1,208
Intangible assets not subject to amortization	13,675	5,292	8,383
Intangible assets subject to amortization, net	2,492	908	1,584
Other assets, at cost, net of accumulated amortization	98	19	79
Total assets	$ 24,676	7,089	17,857

Liabilities and Equity
Current liabilities	$ 3,756	311	3,445
Long-term debt	6,406	300	6,106
Deferred income tax liabilities	2,844	853	1,991
Other liabilities	235	44	191
Total liabilities	13,241	1,508	11,733

Total stockholders' equity	6,936	1,208	5,728
Noncontrolling interests in equity of subsidiaries	4,499	4,373	126
Total equity	11,435	5,581	5,854

Total liabilities and equity	$ 24,676	7,089	17,587

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Balance Sheet

June 30, 2014

(unaudited)

	Liberty	Less:	Liberty
	Interactive	TripCo	Interactive
	historical (1)	historical (2)	pro forma
Assets
Cash and cash equivalents	$ 1,833	589	1,244
Other current assets	2,924	277	2,647
Investments in available-for-sale securities	1,275	83	1,192
Investments in affiliates, accounted for using the equity method	1,236	--	1,236
Property and equipment, net	1,276	98	1,178
Intangible assets not subject to amortization	13,788	5,403	8,385
Intangible assets subject to amortization, net	2,267	872	1,395
Other assets, at cost, net of accumulated amortization	123	33	90
Total assets	$ 24,722	7,355	17,367

Liabilities and Equity
Current liabilities	$ 3,798	460	3,338
Long-term debt	6,620	280	6,340
Deferred income tax liabilities	2,715	836	1,879
Other liabilities	333	112	221
Total liabilities	13,466	1,688	11,778

Total stockholders' equity	6,668	1,195	5,473
Noncontrolling interests in equity of subsidiaries	4,588	4,472	116
Total equity	11,256	5,667	5,589

Total liabilities and equity	$ 24,722	7,355	17,367

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Statement of Operations

Year ended December 31, 2013

(unaudited)

	Liberty	Less:	Liberty
	Interactive	TripCo	Interactive
	historical (1)	historical (2)	pro forma

Revenue	11,252	1,034	10,218
Operating costs and expenses:
Cost of sales	6,602	87	6,515
Operating and Selling, general and administrative, including stock-based compensation	2,587	649	1,938
Depreciation and amortization	943	315	628
	10,132	1,051	9,081
Operating income	1,120	(17)	1,137
Interest expense	(373)	(12)	(361)
Share of earnings (loss)	33	--	33
Realized and unrealized gains (losses) on financial instruments, net	(22)	--	(22)
Other income (expense)	(48)	1	(49)
Earnings (loss) from continuing operations before income taxes	710	(28)	738
Income tax (expense) benefit	(130)	55	(185)
Net earnings (loss)	580	27	553
Less net loss attributable to the noncontrolling interests	79	34	45
Net earnings (loss) attributable to: Liberty stockholders	501	(7)	508
Net earnings (loss) attributable to: Liberty Interactive stockholders	438	(25)	463
Liberty Ventures stockholders	63	18	45

ProForma basic net earnings (loss) attributable to Liberty stockholders per common share:
Series A and Series B Liberty Interactive	$ 0.84		0.89
Series A and Series B Liberty Ventures	$ 0.85		0.61

ProForma diluted net earnings (loss) attributable to Liberty stockholders per common share:
Series A and Series B Liberty Interactive	$ 0.83		0.88
Series A and Series B Liberty Ventures	$ 0.85		0.61

Liberty Interactive commons stock
Basic	519		519
Diluted	527		527

Liberty Ventures commons stock
Basic	74		74
Diluted	74		74

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Statement of Operations

Six months ended June 30, 2014

(unaudited)

	Liberty	Less:	Liberty
	Interactive	TripCo	Interactive
	historical (1)	historical (2)	pro forma

Revenue	5,546	629	4,917
Operating costs and expenses:
Cost of sales	3,134	20	3,114
Operating and Selling, general and administrative and other, including stock-based compensation	1,378	407	971
Depreciation and amortization	469	142	327
	4,981	569	4,412
Operating income	565	60	505
Interest expense	(199)	(5)	(194)
Share of earnings (loss)	2	--	2
Realized and unrealized gains (losses) on financial instruments, net	(66)	--	(66)
Other income (expense)	11	--	11
Earnings (loss) from continuing operations before income taxes	313	55	258
Income tax (expense) benefit	(97)	(15)	(82)
Net earnings (loss)	216	40	176
Less net loss attributable to the noncontrolling interests	57	39	18
Net earnings (loss) attributable to: Liberty stockholders	159	1	158
Net earnings (loss) attributable to: Liberty Interactive stockholders	215	(15)	230
Liberty Ventures stockholders	(56)	16	(72)

ProForma basic net earnings (loss) attributable to Liberty stockholders per common share:
Series A and Series B Liberty Interactive	$ 0.44		0.47
Series A and Series B Liberty Ventures	$ (0.77)		(0.99)

ProForma diluted net earnings (loss) attributable to Liberty stockholders per common share:
Series A and Series B Liberty Interactive	$ 0.43		0.46
Series A and Series B Liberty Ventures	$ (0.77)		(0.99)

Liberty Interactive commons stock
Basic	490		490
Diluted	500		500

Liberty Ventures commons stock	73		73
Basic
Diluted	74		74

Liberty Interactive Corporation

Notes to Condensed Pro Forma Consolidated Financial Statements

(unaudited)

(1)

Represents the historical financial position and results of operations of Liberty.  Such amounts were derived from the historical consolidated financial statements of Liberty as filed on Form 10-K on February 28, 2014 and Form 10-Q on August 5, 2014, respectively, with the SEC.

(2)

Represents the historical financial position and results of operations of TripCo.  Such amounts were derived from the historical consolidated financial statements of TripCo as filed on Form S-1 as amended on August 8, 2014 with the SEC and the Form 10-Q filed on September 25, 2014.